Exhibit 10.9(a)

EXECUTION VERSION

AMENDMENT NO. 1, dated as of July     , 2008 (this “Amendment No. 1”), to the Management Consulting Agreement, dated as of September 19, 2006, (the “Management Agreement”), by and between Addus HealthCare, Inc., an Illinois corporation (the “Company”), and Eos Management, Inc., a Delaware corporation (the “Consultant”).

WHEREAS, pursuant to Section 13 of the Management Agreement, the Management Agreement may not be modified or amended except pursuant to a written instrument executed by each of the parties thereto.

WHEREAS, the Company and the Consultant hereby agree to certain amendments to the Management Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, defined terms shall have the meanings set forth in the Management Agreement.

Section 2. Amendments to the Management Agreement.

(a) Section 2 of the Management Agreement shall be deleted in its entirety and replaced with the following new Section 2:

“Section 2. Term. The Consultant hereby agrees to provide the Services for the period (the “Term”) commencing on the date hereof and ending on the later of (i) the fifth anniversary of the date hereof or (ii) the date on which the Consultant or any Affiliates thereof no longer own, directly or indirectly, any Equity Securities (as defined in Addus Holding Corporation’s (“Holdings”) Restated Certificate of Incorporation dated as of the date hereof, as it may be amended, restated or otherwise supplemented from time to time (the “Charter”)) totaling five percent (5%) of the issued and outstanding Equity Securities of Holdings (on a fully diluted basis).”

(b) In Section 5(a) of the Management Agreement, the first sentence shall be deleted and replaced with the sentences “In consideration for the Services performed by the Consultant during the Term, the Company shall pay the Consultant a fee based on the applicable hourly rate (not to exceed $1,000 per hour) of the person providing such Services (the “Management Fee”). The Consultant shall send the Company an invoice on a quarterly basis for Services performed in the prior quarter based on the applicable rates and hours spent providing the Services during such quarter; provided, however, that the amount of the Management Fee payable in any quarter shall not exceed $87,500 (the “Quarterly Cap”). To the extent that the Management Fee exceeds the Quarterly Cap (the “Excess Amount”), the Consultant may apply the Excess Amount to its next invoice; provided, however, that the amount of the annual Management Fee shall not exceed $350,000.”

(c) In Section 8, the definition of “Contingent Payment Agreement” shall be deleted in its entirety.

Section 3. References to the Management Agreement. From and after the date hereof, all references in the Management Agreement and each other agreement entered into pursuant thereto shall be deemed to be references to the Management Agreement after giving effect to this Amendment No. 1.

Section 4. No Other Amendments. Except as expressly set forth herein, the Management Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Management Agreement or any agreement entered into pursuant to the Management Agreement (or a consent to any such waiver, amendment, modification or other change), (ii) to be a consent to any transaction or (iii) to prejudice any right or rights which the Company or the Consultant may have under the Management Agreement.

Section 5. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as may be reasonably requested in connection with the administration and enforcement of this Amendment No. 1 and to permit the exercise thereof in compliance with any laws.

Section 6. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with the notice provisions contained in the Management Agreement.

Section 7. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

Section 8. Counterparts. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 9. Applicable Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

ADDUS HEALTHCARE, INC.

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:

EOS MANAGEMENT, INC.

By:	/s/ Steven Friedman
Name:	Steven Friedman
Title:

Signature Page to Amendment No. 1 to the

Management Consulting Agreement